Exhibit 99.1

TransDigm Group Reports Record Fiscal 2009 Third Quarter Results

Cleveland, Ohio, August 4, 2009/PRNewswire-FirstCall/ – TransDigm Group Incorporated (NYSE: TDG), a leading global designer, producer and supplier of highly engineered aircraft components, today reported results for the fiscal third quarter ended June 27, 2009. Highlights for the third quarter include:

•	Earnings per share up 13.9% to $0.82 from $0.72

•	Net sales up 2.1% to $189.9 million from $186.1 million

•	Net income up 15.0% to $41.4 million from $36.0 million

•	Adjusted earnings per share up 16.0% to $0.87 from $0.75

•	EBITDA As Defined up 9.2% to $94.7 million from $86.8 million

•	Increase in fiscal 2009 earnings outlook

Net sales for the quarter rose 2.1% to $189.9 million from $186.1 million in the comparable quarter a year ago due to the acquisitions of CEF Industries, Unison Industries’ ignition product line and Aircraft Parts Corporation. The favorable contribution from acquisitions was partially offset by a 5.5% decline in organic net sales. The decrease in organic sales was primarily due to lower commercial OEM and aftermarket demand partially offset by strong defense sales.

Net income for the quarter rose 15.0% to $41.4 million, or $0.82 per share, compared with $36.0 million, or $0.72 per share, in the comparable quarter a year ago. This increase in net income of $5.4 million reflects the improvements in operating margins resulting from the strength of our proprietary products, productivity gains from continued cost reduction initiatives, a decrease in interest expense and a lower effective tax rate.

Adjusted net income for the quarter increased 16.3% to $43.6 million, or $0.87 per share, from $37.5 million, or $0.75 per share, in the comparable quarter a year ago. Adjusted net income for the current quarter excludes $2.2 million, net of tax, or $0.05 per share, of non-cash compensation costs and acquisition-related expenses. Adjusted net income for the prior-year quarter excluded $1.5 million, net of tax, or $0.03 per share, of non-cash compensation costs and acquisition-related expenses.

EBITDA for the quarter increased 8.7% to $91.9 million from $84.6 million for the comparable quarter a year ago. EBITDA As Defined for the quarter increased 9.2% to $94.7 million from $86.8 million for the comparable quarter a year ago. EBITDA As Defined Margin for the quarter increased 330 basis points to 49.9%.

“We are pleased with our third quarter and year-to-date periods operating performance in the face of continuing difficult market conditions,” stated W. Nicholas Howley, TransDigm Group’s Chairman and Chief Executive Officer. “The decrease in organic revenue in the quarter was negatively impacted by a significant decline of over 30% in business jet OEM and aftermarket demand, while other commercial sales were down modestly. Those declines were again offset by significant growth in defense sales. As a result of our aggressive cost reductions, favorable mix and consistent operating strategy, we continue to see growth in both organic and acquired EBITDA As Defined with EBITDA As Defined margins improving approximately three percentage points from the prior year nine-month period.”

As previously reported on July 27, 2009, the Company acquired Acme Aerospace, Inc. (Acme) for approximately $40 million in cash. Acme is located in Tempe, Arizona and manufactures proprietary, highly engineered components for the aerospace industry.

Year-to-Date Results

Net sales for the 39-week period ended June 27, 2009 were $564.2 million, a 7.6% increase over net sales of $524.5 million in the comparable period last year. This increase was due to recent acquisitions partially offset by a 1.6% decline in organic net sales.

Net income for the 39-week period increased 27.5% to $121.3 million, or $2.41 per share, from $95.1 million, or $1.90 per share, in the comparable period a year ago. The increase of $26.2 million reflects the net sales growth, improvements in operating margins resulting from the strength of our proprietary products, productivity gains from continued cost reduction initiatives, favorable product mix and a decrease in interest expense.

Adjusted net income for the 39-week period increased 26.9% to $127.6 million, or $2.53 per share, from $100.5 million, or $2.01 per share, in the comparable period a year ago. Adjusted net income in the current year-to-date period excludes $3.4 million of acquisition-related costs, net of tax, or $0.06 per share, and $2.9 million of certain non-cash compensation-related expenses, net of tax, or $0.06 per share. Adjusted net income in the prior year-to-date period excluded $2.4 million of acquisition-related costs, net of tax, or $0.05 per share, and $3.0 million of certain non-cash compensation-related expenses, net of tax, or $0.06 per share.

EBITDA for the 39-week period increased 15.4% to $273.2 million compared with $236.8 million for the comparable period a year ago. EBITDA As Defined for the period increased 15.2% to $280.6 million from $243.6 million for the comparable period a year ago. EBITDA As Defined Margin for the period increased 330 basis points to 49.7% over the same period a year ago.

During the 39-week period, the Company purchased 494,100 shares of the Company’s common stock on the open market for approximately $15.2 million. At June 27, 2009, the Company had remaining authorization to purchase $34.8 million of additional shares.

Revision to Fiscal 2009 Outlook

Mr. Howley continued, “The Company is revising full year fiscal 2009 guidance by increasing our earnings range to reflect lower interest and income tax expense as well as the strong margins experienced in the first three quarters of the year, while slightly reducing our revenue expectation. Our organic growth will remain a challenge in this difficult market environment, but the combination of our focused operating strategy and recent acquisitions should allow us to see both organic and acquired growth in our full year earnings.”

Based upon current market conditions and assuming no further acquisition activity, the revised guidance is as follows:

•	Revenues are anticipated in the range of $750 million to $758 million (previously in the range of $750 million to $765 million) compared with $714 million in fiscal 2008;

•	Net income is anticipated in the range of $160 million to $163 million (previously in the range of $152 million to $158 million) compared with $133 million in fiscal 2008;

•	EBITDA As Defined is anticipated in the range of $370 million to $374 million (previously in the range of $363 million to $372 million) compared with $333 million in fiscal 2008;

•

Earnings per share are expected to be in the range of $3.18 to $3.24 per share (previously in the range of $3.01 to $3.13 per share) compared with $2.65 in fiscal 2008. Weighted-average shares outstanding are assumed to be 50.4 million; and

•	Adjusted earnings per share are expected to be in the range of $3.36 to $3.42 per share (previously in the range of $3.19 to $3.31 per share) compared with $2.79 in fiscal 2008.

Please see the attached tables for a reconciliation of net income to EBITDA, EBITDA As Defined, and adjusted net income and a reconciliation of operating cash flow to EBITDA and EBITDA As Defined for the periods discussed in this press release.

Conference Call

TransDigm Group will host a conference call for investors and security analysts on August 4, 2009, beginning at 11:00 a.m., Eastern Time. To join the call, dial (866) 788-0547 and enter the pass code 60821770. International callers should dial (857) 350-1685 and use the same pass code. A live audio webcast can be accessed online at http://www.transdigm.com. The call will be archived on the website and available for replay at approximately 2:00 p.m., Eastern Time. A telephone replay will be available for two weeks by dialing (888) 286-8010 and entering the pass code 92678541. International callers should dial (617) 801-6888 and use the same pass code.

About TransDigm Group

TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electromechanical actuators and controls, ignition systems and components, gear pumps, specialized valves, engineered connectors, power conditioning devices, specialized fluorescent lighting and AC/DC electric motors, aircraft audio systems, engineered latches and cockpit security devices, lavatory hardware and components, hold open rods and locking devices, specialized cockpit displays, elastomers, NiCad batteries/chargers, and starter generators and related components.

Non-GAAP Supplemental Information

EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income and adjusted earnings per share are non-GAAP financial measures presented in this press release as supplemental disclosures to net income and reported results. TransDigm Group defines EBITDA as earnings before interest, taxes, depreciation and amortization and defines EBITDA As Defined as EBITDA plus certain non-operating items, acquisition-related costs and non-cash charges incurred in connection with certain employee benefit plans. TransDigm Group defines adjusted net income as net income plus purchase accounting backlog amortization expense, acquisition-related costs and non-cash charges incurred in connection with certain employee benefit plans. EBITDA As Defined Margin represents EBITDA As Defined as a percentage of net sales. For more information regarding the computation of EBITDA, EBITDA As Defined and adjusted net income, please see the attached financial tables.

TransDigm Group presents these non-GAAP financial measures because it believes that they are a useful indicator of its operating performance. TransDigm Group believes that EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes, capitalized asset values and employee compensation structures, all of which can vary substantially from company to company. In addition, analysts, rating agencies and others use EBITDA to evaluate a company’s ability to incur and service debt. EBITDA As Defined is used to measure TransDigm Inc.’s compliance with the financial covenant contained in its credit facility. TransDigm Group’s management also uses EBITDA As Defined to review and assess its operating performance and management team in connection with employee incentive programs and the preparation of its annual budget and financial projections. Moreover, TransDigm Group’s management uses EBITDA As Defined to evaluate acquisitions and as a liquidity measure. In addition, TransDigm Group’s management and our investors use adjusted net income as a measure of comparable operating performance between time periods and among companies as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.

None of EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income or adjusted earnings per share is a measurement of financial performance under GAAP and such financial measures should not be considered as an alternative to net income, operating income, cash flows from operating activities or other measures of performance determined in accordance with GAAP. In addition, TransDigm Group’s calculation of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including expectations of future performance, profitability, growth and earnings. All statements other than statements of historical fact that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements, including, in particular, statements about our plans, objectives, strategies and prospects regarding, among other things, our financial condition, results of operations, and business. We have identified some of these forward-looking statements with words like “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” or “continue” and other words and terms of similar meaning. Specifically, statements contained under the heading “Revision to Fiscal 2009 Outlook” constitute forward-looking statements.

All forward-looking statements involve risks and uncertainties that could affect TransDigm Group’s actual results and could cause its actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: a decrease in flight hours and our customers’ profitability, both of which are impacted by general economic conditions; future terrorist attacks; our substantial indebtedness; our reliance on certain customers; our fixed price contracts; the U.S. defense budget and risks associated with being a government supplier; failure to maintain government or industry approvals; the pricing review to which certain of our divisions and subsidiaries have been subject; failure to complete or successfully integrate acquisitions; future sales of common stock in the market caused by the substantial amount of stock held by affiliates; and other factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K and any other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Sean Maroney
Investor Relations
(216) 706-2945
ir@transdigm.com

TRANSDIGM GROUP INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

FOR THE THIRTEEN AND THIRTY-NINE WEEK PERIODS ENDED

JUNE 27, 2009 AND JUNE 28, 2008

(Amounts in thousands, except per share amounts)

(Unaudited)

	Thirteen Week Periods Ended		Thirty-Nine Week Periods Ended
	June 27, 2009	June 28, 2008	June 27, 2009	June 28, 2008
NET SALES	$189,875	$186,052	$564,198	$524,473

COST OF SALES	82,024	85,570	243,248	241,980

GROSS PROFIT	107,851	100,482	320,950	282,493

OPERATING EXPENSES:
Selling and administrative	19,349	19,317	57,937	55,549
Amortization of intangibles	3,305	2,747	10,154	8,841

Total operating expenses	22,654	22,064	68,091	64,390

INCOME FROM OPERATIONS	85,197	78,418	252,859	218,103

INTEREST EXPENSE - Net	21,226	21,849	64,848	70,371

INCOME BEFORE INCOME TAXES	63,971	56,569	188,011	147,732

INCOME TAX PROVISION	22,583	20,570	66,720	52,595

NET INCOME	$41,388	$35,999	$121,291	$95,137

Net Earnings Per Share:
Basic	$0.86	$0.75	$2.51	$2.00
Diluted	$0.82	$0.72	$2.41	$1.90

Weighted-Average Shares Outstanding:
Basic	48,376	48,084	48,411	47,639
Diluted	50,320	50,273	50,356	50,058

TRANSDIGM GROUP INCORPORATED

SUPPLEMENTAL INFORMATION

FOR THE THIRTEEN AND THIRTY-NINE WEEK PERIODS ENDED

JUNE 27, 2009 AND JUNE 28, 2008

(Amounts in thousands)

(Unaudited)

	Thirteen Week Periods Ended		Thirty-Nine Week Periods Ended
	June 27, 2009	June 28, 2008	June 27, 2009	June 28, 2008
Net Income	$41,388	$35,999	$121,291	$95,137

Depreciation and amortization	6,741	6,155	20,342	18,649
Interest expense, net	21,226	21,849	64,848	70,371
Income tax provision	22,583	20,570	66,720	52,595

EBITDA	91,938	84,573	273,201	236,752

Add: As Defined Adjustments:

Non-cash compensation and deferred compensation costs (1)	1,698	1,417	4,487	4,709
Acquisition-related costs (2)	1,096	765	2,935	2,117

Gross Adjustments to EBITDA	2,794	2,182	7,422	6,826

EBITDA As Defined	$94,732	$86,755	$280,623	$243,578

EBITDA As Defined Margin (3)	49.9%	46.6%	49.7%	46.4%

(1)	Represents the compensation expense recognized by TransDigm Group under its stock plans and its deferred compensation plans.
(2)

Represents costs incurred to integrate acquired businesses into TransDigm Group’s operations and purchase accounting adjustments to inventory that were charged to cost of sales when the inventory was sold.

(3)	The EBITDA As Defined margin represents the amount of EBITDA As Defined as a percentage of net sales.

TRANSDIGM GROUP INCORPORATED

SUPPLEMENTAL INFORMATION

FOR THE THIRTEEN AND THIRTY-NINE WEEK PERIODS ENDED

JUNE 27, 2009 AND JUNE 28, 2008

(Amounts in thousands, except per share amounts)

(Unaudited)

	Thirteen Week Periods Ended		Thirty-Nine Week Periods Ended
	June 27, 2009	June 28, 2008	June 27, 2009	June 28, 2008
Net Income	$41,388	$35,999	$121,291	$95,137

Gross adjustments to EBITDA	2,794	2,182	7,422	6,826
Purchase accounting backlog amortization	673	225	2,305	1,597
Tax adjustment	(1,224)	(887)	(3,453)	(2,999)

Adjusted Net Income	$43,631	$37,519	$127,565	$100,561

Basic Earnings per Share	$0.86	$0.75	$2.51	$2.00
Diluted Earnings per Share	$0.82	$0.72	$2.41	$1.90

Adjusted Basic Earnings per Share	$0.90	$0.78	$2.64	$2.11
Adjusted Diluted Earnings per Share	$0.87	$0.75	$2.53	$2.01

Weighted-Average Shares Outstanding:
Basic	48,376	48,084	48,411	47,639
Diluted	50,320	50,273	50,356	50,058

TRANSDIGM GROUP INCORPORATED

SUPPLEMENTAL INFORMATION

FOR THE THIRTY-NINE WEEK PERIODS ENDED

JUNE 27, 2009 AND JUNE 28, 2008

(Amounts in thousands)

(Unaudited)

	Thirty-Nine Week Periods Ended
	June 27, 2009	June 28, 2008
Net Cash Provided by Operating Activities	$129,017	$149,920
Adjustments:
Changes in assets and liabilities, net of effects from acquisitions of businesses	21,115	(42,804)
Interest expense - net (1)	62,411	68,086
Income tax provision - current	61,561	47,607
Non-cash equity compensation (2)	(4,214)	(3,088)
Excess tax benefit from exercise of stock options	3,311	17,031

EBITDA	273,201	236,752
Adjustments:
Acquisition-related costs (3)	2,935	2,117
Non-cash compensation and deferred compensation costs (4)	4,487	4,709

EBITDA As Defined	$280,623	$243,578

(1)	Represents interest expense excluding the amortization of debt issue costs and note premium.
(2)	Represents the compensation expense recognized by TransDigm Group under its stock plans.
(3)

Represents costs incurred to integrate acquired businesses into TransDigm Group’s operations and purchase accounting adjustments to inventory that were charged to cost of sales when the inventory was sold.

(4)	Represents the compensation expense recognized by TransDigm Group under its stock plans and its deferred compensation plans.

TRANSDIGM GROUP INCORPORATED

SELECTED BALANCE SHEET DATA

(Amounts in thousands)

(Unaudited)

	June 27, 2009	September 30, 2008
Cash and cash equivalents	$203,648	$159,062
Trade accounts receivable - net	104,529	96,196
Inventories	157,833	144,114

Accounts payable	19,537	25,140
Accrued liabilities	63,093	63,362

Long-term debt	1,356,878	1,357,230